                               OFFER TO EXCHANGE
                             ALL OF THE OUTSTANDING
                      9.000% SENIOR SECURED NOTES DUE 2008
                                      FOR
                      9.000% SENIOR SECURED NOTES DUE 2008
                  REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF

                                 BARNEY'S, INC.


THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE
NIGHT OF OCTOBER   -  , 2003, UNLESS EXTENDED (THE "TIME OF EXPIRATION").
WITHDRAWAL RIGHTS FOR ACCEPTANCES OF THE EXCHANGE OFFER WILL EXPIRE AT THAT TIME, UNLESS THE TIME OF EXPIRATION IS EXTENDED.


                                                              September   , 2003

To Our Clients:


     Enclosed for your consideration is the Prospectus, dated September   , 2003
(the "Prospectus") and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Barney's, Inc. (the "Company") to exchange up to $106,000,000 aggregate principal amount of its newly issued 9.000% Senior Secured Notes due 2008 (the "Registered Notes"), which have been registered under the Securities Act of 1933, for a like principal amount of its outstanding 9.000% Senior Secured Notes due 2008 (the "Old Notes"), which have not been so registered. The terms of the Registered Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions, registration rights and additional interest payment provisions relating to the Old Notes.


     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may be made only by us as the holder of record and pursuant to our instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at the Time of Expiration, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Time of Expiration.

     Your attention is directed to the following:

          1. The Company will accept for exchange up to $106,000,000 aggregate principal amount of Old Notes that are properly tendered in the Exchange Offer at or prior to the Time of Expiration.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions."

          3. Holders will not be obligated to pay any transfer taxes in connection with a tender of their Old Notes for exchange unless a holder instructs the Company to register Registered Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

          4. The Exchange Offer expires at the Time of Expiration, unless extended by the Issuers.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

     None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Old Notes held by us for your account.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Barney's, Inc. with respect to the Old Notes.

     This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Old Notes held by you for my account as indicated below:

9.000% Senior Notes due 2008................                                 $
                                                   ----------------------------------------------------


[ ] Please do not tender any Old Notes held        -----------------------------------------------------
    by you for my account...................                             SIGNATURE

Dated:
  -------------------------------------- ,         -----------------------------------------------------
  2003                                                            PLEASE PRINT NAME HERE
                                                   -----------------------------------------------------
                                                                          ADDRESS
                                                   -----------------------------------------------------
                                                   -----------------------------------------------------
                                                                AREA CODE/TELEPHONE NUMBER
                                                   -----------------------------------------------------
                                                                 TAX IDENTIFICATION NUMBER

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